Exhibit 31.1
Certification of Principal Executive Officer Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002
I, Scott A. Smith, certify that:
1. I have reviewed this Form 10-K/A of Viatris Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
/s/ Scott A. Smith
Scott A. Smith
Chief Executive Officer
(Principal Executive Officer)
Date: April 30, 2025